FORM OF

                                16,387,500 Shares

                  (subject to increase up to 18,845,625 shares
               in the event of an increase in the pro forma market
                      value of the Company's Common Stock)

                             Kearny Financial Corp.
                        (a federal stock holding company)

                                  Common Stock
                           (par value $0.10 per share)

                                AGENCY AGREEMENT

                                             , 2004

Sandler O'Neill & Partners, L.P.
919 Third Avenue, 6th Floor
New York, New York 10022

Ladies and Gentlemen:

     Kearny Financial Corp., a federal stock savings and loan holding company (the "Company"), Kearny MHC, a federal mutual savings and loan holding company (the "MHC"), and Kearny Federal Savings Bank, a federal stock savings bank (the "Bank"), each chartered under the laws of the United States of America, hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O"Neill" or the "Agent") with respect to the offer and sale by the Company of up to 16,387,500 shares (subject to increase up to 18,845,625 shares in the event of an increase in the pro forma market value of the Company's common stock) of the Company's common stock, par value $0.10 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the "Securities."

     The Securities are being offered for sale in accordance with the Plan of Stock Issuance adopted by the Boards of Directors of the Company, the MHC and the Bank which provides for a stock offering, in compliance with regulations of the Office of Thrift Supervision (the "OTS"), of up to 30.0% of the Common Stock of the Company.

     Pursuant to the Plan (as defined in Section (a)(ii) hereof), the Company will offer to certain depositors of the Bank and to the Bank's tax qualified employee benefit plans, including the Bank's employee stock ownership plan (the "ESOP") (collectively, the "Employee Plans"), rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public and to other persons in a community offering


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


(the "Community Offering"), with preference given first to natural persons and trusts of natural persons residing in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union, Monmouth and Ocean Counties, New Jersey, and second to other persons to whom the Company delivers a Prospectus (as hereinafter defined). The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the "Subscription and Community Offering," may be commenced concurrently with, during or after the Subscription Offering. It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings." The Securities may be offered to the general public in a public offering (the "Public Offering") in lieu of or subsequent to the Syndicated Community Offering. If there is a Public Offering, the Public Offering will be governed by a separate definitive purchase agreement as described in Section 2 hereof. It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus. If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

     In addition to the issuance of Securities in the Offerings, at the Closing Time referred to in Section 2 hereof the Company intends to issue 70% of the total amount of Common Stock outstanding after the Offerings to the MHC (the "MHC Shares") in exchange for the shares of Common Stock currently held by the MHC, which existing shares shall be cancelled.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-_________), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.


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


     Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Offerings. Such prospectus contains information with respect to the Bank, the Company, the MHC and the Common Stock.

     Section 1. REPRESENTATIONS AND WARRANTIES.

     (a) The Company, the Bank and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

          (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company, the MHC and the Bank acknowledge appears only in the [sixth paragraph of the section "The Stock Offering - Plan of Distribution/Marketing Arrangements" of the Prospectus)].

          (ii) Pursuant to the rules and regulations of the OTS, as from time to time amended or supplemented (the "OTS Regulations"), the Company, the Bank and the MHC have filed with the OTS a Plan of Stock Issuance, and have filed such amendments thereto and supplementary materials as may have been required to the date hereof (such plan, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Plan"). The Offerings and the Plan have been duly adopted by the Boards of Directors of the Company, the Bank and the MHC and such adoption has not since been rescinded or revoked. The Plan has been approved by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Plan complied and will comply with the applicable provisions of the OTS Regulations.

          (iii) The Company, the MHC and the Bank will promptly file the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became


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


     effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the OTS Regulations and the Securities Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS and Commission for use in final form, and no order has been issued by the OTS or the Commission suspending or revoking such approval and no proceedings therefore have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the OTS or the Commission.

          (iv) None of the Commission, the OTS or any "Blue Sky" authority has, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company, the MHC or the Bank for use in connection with the Offerings, and no proceedings for such purposes are pending or threatened.

          (v) At the Closing Time referred to in Section 2, (i) the Company, the MHC and the Bank will have completed the conditions precedent to the Offerings in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC or the Bank by the Commission, the OTS or any other regulatory authority or Blue Sky authority, other than those which the regulatory authority permits to be completed after the Offerings; and (ii) the Offerings will have been effected in the manner described in the Prospectus and in accordance with the Plan, the OTS Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC and the Bank by the Commission, the OTS or any other regulatory or Blue Sky authority or any other regulatory authority. The Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus.

          (vi) RP Financial, LC (the "Appraiser"), which prepared the valuation of the Bank as part of the Plan, has advised the Company, the MHC and the Bank in writing that it satisfies all requirements for an appraiser set forth in the OTS Regulations and any interpretations or guidelines issued by the OTS or its staff with respect thereto.

          (vii) Radics & Co., LLC, the accountants who audited and reported on the consolidated financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement, have advised the Company, the MHC and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"), that they are registered with the Public Company Accounting Oversight Board ("PCAOB") and such accountants are, with respect to the Company, the MHC and the Bank, independent certified public accountants as required by the Securities Act, the Securities Act Regulations and OTS Regulations and such accountants are not in


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


     violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

          (viii) The only direct or indirect subsidiary of the Company is the Bank; the only direct or indirect subsidiaries of the Bank are KFS Financial Services, Inc., a New Jersey corporation, and Kearny Federal Investment Corp., a New Jersey investment company (collectively, the "Subsidiaries"). Except for the Subsidiaries, none of the Company, the MHC or the Bank, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization.

          (ix) The consolidated financial statements and the related schedules and notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries at the dates indicated and the results of operations, retained earnings, equity and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement and Prospectus present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein. The capitalization, liabilities, assets, properties and business of the Company, the MHC and the Bank conform in all material respects to the descriptions contained in the Prospectus and, neither the Company, the MHC nor the Bank has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

          (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) except for transactions specifically referred to or contemplated in the Registration Statement and Prospectus, there have been no transactions entered into by the Company, the MHC or the Bank, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, and (C) the capitalization, liabilities, assets, properties and business of the Company, the MHC and the Bank conform in all material respects to the descriptions contained in the Prospectus and none of the Company, the MHC or the Bank has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.


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


          (xi) The Company has been duly organized and is validly existing as a federal stock holding company chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Company is duly qualified to transact business and is in good standing under the laws of the United States of America, in the State of New Jersey and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise.

          (xii) Upon completion of the Offerings as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus). The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.10 per share, and the issued and outstanding capital stock of the Company at the date hereof is 10,000 shares of Common Stock, all of which are beneficially owned of record by the MHC free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; at the date hereof and at the Closing Time, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; at the date hereof and at the Closing Time, the MHC Shares will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the other capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the issuance of the Securities and the MHC Shares is not subject to preemptive or other similar rights.

          (xiii) The MHC has been duly organized and is validly existing as a federal mutual savings and loan holding company chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated thereby; and the MHC is duly qualified to transact business and is in good standing under the laws of the United States of America, in the State of New Jersey and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial


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


     condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise.

          (xiv) The MHC has no capital stock. All holders of the savings, demand or other authorized accounts of the Bank are members of the MHC.

          (xv) The Bank has been duly organized and is validly existing as a federal savings bank chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Bank is duly qualified to transact business and is in good standing under the laws of the United States of America and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise.

          (xvi) The authorized capital stock of the Bank consists of 75,000,000 shares of common stock, par value $0.10 per share, and 25,000,000 shares of serial preferred stock, par value $0.10 per share, and the issued and outstanding capital stock of the Bank is ____ shares of such common stock, all of which are owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. All of the issued and outstanding capital stock of the Bank has been duly authorized, validly issued and fully paid and nonassessable and has been issued in compliance with all federal and state securities laws.

          (xvii) The Company, the MHC, the Bank and the Subsidiaries have each obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the MHC, the Bank and the Subsidiaries are in all material respects in compliance therewith; none of the Company, the MHC, the Bank or any Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise.

          (xviii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise; the activities of each Subsidiary are permitted for subsidiaries of a federally chartered savings bank and a federally chartered mutual holding company by the OTS Regulations; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of any Subsidiary.

          (xix) The Bank is a member in good standing of the Federal Home Loan Bank of New York; the deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to the applicable limits. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

          (xx) The Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the MHC and the Bank, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

          (xxi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the MHC or the Bank will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which are material in light of the business of the Company, the MHC and the Bank, considered as one enterprise.

          (xxii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the MHC Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the "Blue Sky" or securities laws of various jurisdictions.

          (xxiii) None of the Company, the MHC, the Bank of any of the Subsidiaries is in violation of their respective certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws or other written corporate governance requirements or guidelines, including board committee charters; and none of the Company, the MHC, the Bank or any of the Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or any of the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, and the Bank, considered as one enterprise; and there are no contracts or documents of the Company, the MHC or the Bank which are required to be filed as exhibits to the Registration Statement or the Plan which have not been so filed.

          (xxiv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company, the MHC, and the Bank, and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC or the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC or the Bank is subject; nor will such action result in any violation of the provisions of the respective charter, bylaws or corporate governance guidelines of the Company, the MHC or the Bank, or any applicable law, administrative regulation or administrative or court decree.

          (xxv) No labor dispute with the employees of the Company, the MHC, the Bank or the Subsidiaries exists or, to the knowledge of the Company, the MHC, the Bank or the Subsidiaries, is imminent or threatened; and the Company, the MHC and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank considered as one enterprise.

          (xxvi) Each of the Company, the MHC, the Bank and the Subsidiaries has good and marketable title to all properties and assets for which ownership is material to the business of the Company, the MHC, the Bank or the Subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the MHC, the Bank or the Subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the Company, the MHC, the Bank or the Subsidiaries under which the Company, the MHC, the Bank or the Subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the MHC, the Bank or the Subsidiaries, in full force and effect, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

          (xxvii) None of the Company, the MHC or the Bank is in violation of any order or directive from the OTS, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses; the Company, the MHC, the Bank and each of the Subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS, the FDIC, the Commission and The Nasdaq Stock Market, Inc. ("Nasdaq")). Neither the Company, the MHC, the Bank nor any of the Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company, the MHC, the Bank or any of the Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the MHC, the Bank or any of the Subsidiaries which, in the reasonable judgment of the Company, the MHC or the Bank, is expected to result in a material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might adversely affect the consummation of the Offerings or the performance of this Agreement. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the MHC, the Bank or any of the Subsidiaries.

          (xxviii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the MHC or the Bank, threatened, against or affecting the Company, the MHC, the Bank or the Subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof, or which might adversely affect the consummation of the Offerings or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the MHC, the Bank or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company, MHC, the Bank or any Subsidiary which are required to be filed as exhibits to the Plan or the Registration Statement which have not been so filed.

          (xxix) The Company, MHC and the Bank have obtained (i) an opinion of its counsel, Malizia Spidi & Fisch, PC, with respect to the legality of the Securities and the MHC Shares to be issued and certain federal income tax consequences of the Offerings and the Plan, and (ii) the opinion of Radics & Co., LLC with respect to certain state and local income tax consequences of the Offerings and the Plan, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus under "The Stock Offering - Material Income Tax Consequences," the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Company, the MHC nor the Bank has taken or will take any action inconsistent therewith.

          (xxx) None of the Company, the MHC or the Bank is, and upon completion of the Offerings and sale of the Common Stock and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

          (xxxi) All of the loans represented as assets on the most recent consolidated financial statements or in selected consolidated financial and other data of the Company included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise.

          (xxxii) To the knowledge of the Company, the MHC and the Bank, with the exception of the intended loan to the Bank's ESOP by the Company to enable the ESOP to purchase securities in an amount up to 8.0% of the Securities sold in the Offerings, none of the Company, the MHC, the Bank or their employees has made any payment of funds of the Company, the MHC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

          (xxxiii) Each of the Company, the MHC, the Bank and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxiv) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act); such disclosure controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the 1934 Act Reports are being prepared, (ii) have been evaluated for effectiveness as of the end of the annual or quarterly period reported to the Commission and
     (iii) are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (xxxiv) The Company, the MHC, the Bank and each Subsidiary are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs to ensure compliance with the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act") and all applicable regulations promulgated thereunder. The Bank is in compliance in all material respects with the USA Patriot Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company, the MHC, and the Bank, threatened regarding the Bank's compliance with the USA Patriot Act or any regulations promulgated thereunder.

          (xxxv) None of the Company, the MHC, the Bank or any Subsidiary nor any properties owned or operated by the Company, the MHC, the Bank or any Subsidiary is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and any Subsidiary, considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the MHC, the Bank or any Subsidiary threatened, relating to the liability of any property owned or operated by the Company, the MHC, the Bank or any Subsidiary, under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and any Subsidiary, considered as one enterprise. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          (xxxvi) The Company, the MHC, the Bank and each Subsidiary have filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Company, the MHC and the Bank have no knowledge of any tax deficiency which has been asserted or could be asserted against the Company, the MHC, the Bank or the Subsidiaries.

          (xxxvii)The Company has received all approvals required to consummate the Offerings, has filed with Nasdaq all documents and notices required by Nasdaq and has complied with all corporate governance requirements and guidelines of Nasdaq necessary to have the Securities quoted on the Nasdaq National Market effective as of the Closing Time referred to in Section 2 hereof.

          (xxxviii) The Company has filed a registration statement for the Securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

          (xxxix) To the knowledge of the Company and the Bank, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. ("NASD")) between any member of the NASD and any of the Company's or the Bank's officers or directors.

          (xl) The Company, the MHC, the Bank and each Subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries.

          (xli) The Company, the MHC and the Bank have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Offerings.

          (xlii) The records of eligible account holders, supplemental eligible account holders and other depositors are accurate and complete in all material respects.

          (xliii) The Company, the MHC, the Bank and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the MHC, the Bank or any Subsidiary, respectively, would have any liability; each of the Company, the MHC, the Bank and each Subsidiary has not incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
     (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, the MHC, the Bank and any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (xliv) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and all applicable rules, regulations, guidelines and interpretations promulgated by any governmental authorities pursuant thereto and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

     (b) Any certificate signed by any officer of the Company, the MHC, the Bank or any Subsidiary and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC or the Bank to the Agent and, for purposes of the opinion to be delivered to the Agent pursuant to Section 5(b)(2) hereof, to the counsel for the Agent, as to the matters covered thereby.

     SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Offerings. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan; (ii) reviewing with the Board of Directors of the Company the securities marketing implications of the Appraiser's appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company, the MHC and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting management of the Company in preparing and scheduling for meetings with potential investors and broker-dealers; and (vi) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

     The appointment of the Agent hereunder shall terminate upon the earliest to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

     If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Bank and subject to the continued accuracy of the representations and warranties of the Company and the Bank set forth herein and compliance with the covenants and conditions set forth herein, Sandler O'Neill will assist in the solicitation of purchase orders of such Securities on a best efforts basis, which may include, at Sandler O'Neill's discretion, the formation of a syndicate of registered brokers or dealers ("Selected Dealers"). Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company, the MHC and the Bank to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O'Neill and Selected Dealers shall not exceed 5.5% of the aggregate dollar amount of the Securities sold in the Syndicated Community Offering by such Selected Dealers. Sandler O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the Bank, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

     If any of the Securities remain available after the expiration of the Offerings, the Company agrees to offer the Agent the first right to act as lead managing underwriter for the Public Offering. The terms of the Public Offering will be set forth in a separate definitive purchase agreement in a form satisfactory to Sandler O'Neill and containing customary representations, warranties, conditions, agreements and indemnities, which purchase agreement, when executed, will supersede and replace this Agreement with respect to Securities sold thereunder (the "Purchase Agreement"). This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the Company, the Bank and Sandler O'Neill relating to the firm commitment underwriting of any securities, and Sandler O'Neill may, in its sole judgment and discretion, determine at any time not to proceed with the proposed firm commitment underwriting. Such proposed underwriting will be subject, among other things, to: (i) satisfactory completion by Sandler O'Neill of such due diligence investigation or inquiries as it may deem appropriate,
(ii) approval of the proposed underwriting by Sandler O'Neill's commitment committee or such other authorization as may be required by its internal procedures, (iii) market conditions, which, in the sole judgment of Sandler
O'Neill, shall be satisfactory, and (iv) the execution and delivery of a definitive Purchase Agreement.

     In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the MHC and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

     If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Thacher Proffitt & Wood LLP, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

     The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

     In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

     (a) One percent (1.00%) of the aggregate purchase price of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Company or the Bank established for the benefit of their respective directors, officers and employees, and (ii) any director, officer or employee of the Company or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren); and

     (b) With respect to any Securities sold by a NASD member firm (other than Sandler O'Neill) in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers, (ii) any sponsoring dealer's fees; and (iii) a management fee to Sandler O'Neill of one percent (1.00%) of the aggregate purchase price of the Securities sold in the Syndicated Community Offering. Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of five and one-half percent (5.5%) of the purchase price of the Securities sold by Sandler O'Neill and other NASD member firms.

     If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof, no fee shall be payable by the Company to Sandler O'Neill; provided, however, that the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

     All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank agrees to make advance payments to the Agent in the aggregate amount of $25,000, all of which has been previously paid, which shall be credited against any fees or reimbursement of expenses payable hereunder.

     SECTION 3. COVENANTS OF THE COMPANY, THE MHC AND THE BANK. The Company, the MHC and the Bank covenant with the Agent as follows:

     (a) The Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus and the Plan as may hereafter be required by the Securities Act Regulations or the OTS Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the MHC and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Plan, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement or the Plan or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company, the MHC and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Plan or Registration Statement (including any posteffective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

     (c) The Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Plan and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

     (d) During the period when the Prospectus is required to be delivered, the Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable OTS Regulations, as from time to time in force, and by the Nasdaq National Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the MHC and the Bank will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the MHC and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

     (f) The Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the OTS Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Company, the MHC or the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the MHC and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (g) The Company authorizes Sandler O'Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

     (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

     (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

     (k) The Company, the MHC and the Bank will conduct the Offerings in all material respects in accordance with the Plan, the OTS Regulations, the Securities Act Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Offerings imposed upon the Company, the MHC or the Bank by the OTS and the Commission.

     (l) The Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed by the Commission, the OTS and the Nasdaq National Market, or pursuant to the applicable Securities Act Regulations, OTS
Regulations and Nasdaq National Market Regulations, as from time to time in force and will file with Nasdaq all documents and notices required by the NASD of companies that have issued securities that are trading on the Nasdaq National Market.

     (m) The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Offerings and will promptly inform the Agent of any material developments with respect to any such litigation or action.

     (n) Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (o) The Company will report the use of proceeds from the Offerings on its first periodic or current report required to be filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

     (p) The  Company  will  maintain  the  effectiveness  of the  Exchange  Act
Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq National Market and, once listed on the Nasdaq National Market, the Company will comply with all applicable corporate governance standards required by the Nasdaq National Market. The Company will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

     (q) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc.

     (r) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities and the MHC Shares for a period of 180 days following the Closing Time.

     (s) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, none of the Company, the MHC or the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the common stock of the Bank becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

     (t) The Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Plan.

     (u) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable laws and regulations necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

     (v) The Company shall not deliver the Securities until the Company, the MHC and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

     (w) The Company, the MHC and the Bank will furnish to Sandler O'Neill as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company which have been read by Radics & Co., LLC, as stated in their letters to be furnished pursuant to subsections
(f) and (g) of Section 5 hereof.

     (x) Each of the Company, the MHC and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq National Market and the OTS.

     (y) The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent.

     (z) The Company, the MHC and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

     (aa) The Company, the MHC and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

     (ab) The Company, the MHC and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

     (ac) The Company, the MHC and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

     (ad) The Company and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Plan.

     SECTION 4. PAYMENT OF EXPENSES. The Company, the MHC and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and filing of the Registration Statement and the Plan as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities purchased in the Offerings, (iv) the fees and disbursements of the Company's, the MHC's and the Bank's counsel, conversion agent, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of the Company, the MHC or the Bank, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company, the MHC or the Bank pursuant to this Section without the prior approval of the Bank.

     The Company, the MHC and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Offerings are consummated, including
(i) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, and (ii) all reasonable out-of-pocket expenses incurred by the Agent relating to the Offerings, including without limitation, fees and expenses of the Agent's counsel, advertising, promotional, syndication and travel expenses. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company, the MHC or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

     SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the MHC, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commission or the OTS, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

     (b) At Closing Time, the Agent shall have received:

               (1) The favorable opinion, dated as of Closing Time, of Malizia Spidi & Fisch, PC, counsel for the Company, the MHC and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

                    (i) The  Company  has been  duly  organized  and is  validly existing as a federal stock holding company chartered under the laws of the United States of America; the MHC has been duly organized and is validly existing as a federal mutual holding company chartered under the laws of the United States of America; the Bank has been duly organized and is validly existing as a federal savings bank chartered under the laws of the United States of America.

                    (ii) Each of the Company, the MHC and the Bank has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

                    (iii) Each of the Company, the MHC and the Bank is duly qualified as a domestic or foreign corporation to transact business and is in good standing under the laws of the United States of America, in the State of New Jersey and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise.

                    (iv) The authorized capital stock of the Company consists of
               75,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.10 per share, and the issued and outstanding capital stock of the Company is 10,000 shares of Common Stock, all of which are owned beneficially and of record by the MHC free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; upon consummation of the Offerings and the issuance of the MHC Shares, the issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under "Capitalization."

                    (v) The  authorized  capital  stock of the Bank  consists of
               75,000,000 shares of common stock, par value $0.10 per share, and 25,000,000 shares of serial preferred stock, par value $0.10 per share, and the issued and outstanding capital stock of the Bank is _____ shares of common stock, all of which are owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. All of the issued and outstanding capital stock of the Bank has been duly authorized, validly issued and fully paid and nonassessable and has been issued in compliance with all federal and state securities laws.

                    (vi) The  Securities  and the MHC Shares  have been duly and validly authorized for issuance and sale; the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and nonassessable.

                    (vii) The issuance of the  Securities  and the MHC Shares is not subject to preemptive or other similar rights arising by operation of law or, to such counsel's knowledge after due inquiry, otherwise.

                    (viii) The  Company is issuing  the  Securities  and the MHC
               Shares in compliance with all conditions imposed upon the Company, the MHC and the Bank by the OTS under the terms of their written approval or notice of intention not to object, as applicable.

                    (ix) Each of the Company and the MHC is registered as a savings and loan holding company under the Home Owners Loan Act.

                    (x) The Bank is a member  in good  standing  of the  Federal
               Home Loan Bank of Boston and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

                    (xi) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each of the Subsidiaries has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise; the activities of each Subsidiary are permitted for subsidiaries of a federally chartered savings bank, in the case of the Bank, and a federally chartered stock holding company, in the case of the Company, by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the MHC or the Bank, as the case may be, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or legal or equitable claim.

                    (xiii) The OTS has duly  approved  the Plan;  such  approval remains in full force and effect and no action is pending, or to the best of such counsel's knowledge, threatened respecting the Plan; the Plan complies with the applicable requirements of the OTS, includes all documents required to be filed as exhibits thereto, and is, to the best of such counsel's knowledge after due inquiry, truthful, accurate and complete.

                    (xiv) The  execution  and  delivery  of the  Agreement,  the incurrence of the obligations herein set forth, and the consummation of the transactions contemplated thereby, (A) have been duly and validly authorized by all necessary action on the part of each of the Company, the MHC and the Bank, and the Agreement constitutes the legal, valid and binding agreement of each of the Company, the MHC and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); (B) will not result in any violation of the provisions of the certificate of incorporation, reorganization certificate, articles of incorporation or charter, as the case may be, bylaws or corporate governance guidelines of the Company, the MHC, the Bank or any Subsidiary;

               and, (C) will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, upon any property or assets of the Company, the MHC, the Bank or the Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or the Subsidiaries is subject.

                    (xv) The Prospectus has been duly  authorized by the OTS for final use pursuant to the OTS Regulations and no action has been taken or is pending, or to the best of such counsel's knowledge after due inquiry, is threatened, by the OTS to revoke such authorization.

                    (xvi) The  Registration  Statement  is  effective  under the
               Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or, proceedings therefor initiated or, to the best of such counsel's knowledge, threatened by the Commission.

                    (xvii) No further approval, authorization,  consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities, the MHC Shares and the consummation of the Plan, except as may be required under the securities or "Blue Sky" laws of various jurisdictions as to which no opinion need be rendered.

                    (xviii)  At  the  time  the  Registration  Statement  became effective, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the OTS Regulations.

                    (xix) The Common Stock conforms to the  description  thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                    (xx) There are no legal or governmental  proceedings pending or threatened against or affecting the Company, the MHC, the Bank or the Subsidiaries which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the MHC, the Bank or any Subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                    (xxi) The information in the Prospectus  under "Risk Factors
               - Persons who purchase stock in the offering will own a minority of Kearny Financial Corp.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders, including any proposal regarding the acquisition of Kearny Financial Corp.," "- Office of Thrift Supervision policy on remutualization transactions could prohibit acquisition of Kearny Financial Corp., which may adversely affect our stock price," "- We operate in a highly regulated environment and may be adversely affected by changes in law and regulations," "Policy Regarding Dividends," "Regulation," "Taxation," "The Stock Offering," "Restrictions on Acquisition of Kearny Financial Corp." "Description of Capital Stock," and "Legal and Tax Opinions" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

                    (xxii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are correct, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                    (xxiii) The Plan has been duly  authorized  by the Boards of
               Directors of the Company, the MHC and the Bank and, the OTS's approval of the Plan remains in full force and effect; the

               Company, the MHC and the Bank have conducted the Offerings in all material respects in accordance with applicable requirements of the OTS Regulations, the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Offerings imposed upon the Company, the MHC or the Bank by the OTS and, no order has been issued by the OTS to suspend the Offerings and no action for such purpose has been instituted or threatened by the OTS; and, to the best of such counsel's knowledge after due inquiry, no person has sought to obtain review of the final action of the OTS in approving the Plan.

                    (xxiv)  To the best of such  counsel's  knowledge  after due inquiry, the Company, the MHC and the Bank have obtained all licenses, permits and other governmental approvals and authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the MHC, the Bank and the Subsidiaries are in all material respects complying therewith.

                    (xxv) (A) None of the  Company,  the MHC, the Bank or any of
               the Subsidiaries is in violation of their respective certificates of incorporation, organization certificate, articles of incorporation or charter, as the case may be, bylaws or corporate governance guidelines or committee charters and (B) to the best of such counsel's knowledge, the Company, the MHC, the Bank and the Subsidiaries are not in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or the Subsidiaries is a party or by which the Company, the MHC, the Bank, the Subsidiaries or any of their property may be bound.

                    (xxvi) The  Company  is in  compliance  with the  applicable provisions of the Sarbanes-Oxley Act.

                    (xxvii)  The  Company  is not and,  upon  completion  of the
               Offerings and the sale of the Common Stock and the application of the net proceeds therefrom, will not be required to be registered as an investment company under the Investment Company Act of 1940.

               (2) The favorable opinion, dated as of Closing Time, of Thacher Proffitt & Wood LLP, counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i), (iv), (vi), (vii), (xiv),
          (xv), (xvi), (xvii) and (xviii) and such other matters as the Agent may reasonably require.

               (3) In addition to giving their opinions  required by subsections
          (b)(l) and (b)(2), respectively, of this Section, Malizia Spidi & Fisch, PC and Thacher Proffitt & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In giving their opinions, Malizia Spidi & Fisch, PC and Thacher Proffitt & Wood LLP may rely as to matters of fact on certificates of officers and directors of the Company, the MHC, the Bank and the Subsidiaries and certificates of public officials, and Thacher Proffitt & Wood LLP may also rely on the opinion of Malizia Spidi & Fisch, PC with respect to matters set forth in paragraphs (i), (iv), (v), (vi), (ix), (xi), (xv) and (xvii).

     (c) At Closing Time. the Company, the MHC and the Bank shall have completed in all material respects the conditions precedent to the Offerings in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC or the Bank by the OTS, or any other regulatory authority other than those which the OTS permits to be completed after the Offerings.

     (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the MHC and of the Bank and the chief financial or chief accounting officer of the Company, of the MHC and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the MHC or the Bank from the latest date as of which the financial condition of the Company, the MHC or the Bank, as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice (iii) neither the Company, the MHC nor the Bank shall have received from the OTS any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the MHC or the Bank, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(v) each of the Company, the MHC and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, and (vii) no order suspending the Subscription and Community Offering or Syndicated Community Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the OTS Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan.

     (e) At the Closing Time, the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the MHC and of the Bank and the Senior Vice President and Chief Financial Officer of the Company, of the MHC and of the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading;
(iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Bank and the Subsidiaries as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining internal controls; (v) they have designed such internal controls to ensure that material information relating to the Company, the MHC, the Bank and the Subsidiaries is made known to them; (vi) they have evaluated the effectiveness of their internal controls; and (vii) they have disclosed to Radics & Co., LLC and the audit committee (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's, the MHC's and the Bank's ability to record, process, summarize, and report financial data, and have identified for the Company's, the MHC's and the Bank's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's, the MHC's and the Bank's internal controls.

     (f) At the time of the execution of this Agreement, the Agent shall have received from Radics & Co., LLC a letter dated such date, in form and substance satisfactory to the

Agent, to the effect that: (i) they are independent public accountants with respect to the Company, the MHC, the Bank and the Subsidiaries within the meaning of the Code of Professional Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the OTS Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Radics & Co., LLC set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the OTS Regulations or any material modifications should be made to the unaudited consolidated financial statements and supporting schedules included in the Registration Statement are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Financial and Other Data" in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five (5) days prior to the date of this Agreement, there has been any increase in borrowed money of the Company or any decrease in consolidated total assets or total stockholders' equity, the allowance for loan losses, total deposits or net worth of the Company, in each case as compared with the amounts shown in the consolidated statement of financial condition included in the Registration Statement or, (D) during the period from October 1, 2004 to a specified date not more than five (5) days prior to the date of this Agreement, there were any decreases, as compared to the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Company, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the MHC and the Bank identified in such letter.

     (g) At Closing Time, the Agent shall have received from ____________ a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Time.

     (h) At Closing Time, the Securities shall have been approved for quotation on the Nasdaq National Market upon notice of issuance.

     (i) At Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

     (j) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the MHC Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

     (k) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal, New Jersey or New York authorities.

     SECTION 6. INDEMNIFICATION.

     (a) The Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Offerings or any action taken by the Agent where acting as agent of the Company, the MHC or the Bank or otherwise as described in Section 2 hereof;

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the MHC or the Bank, which consent shall not be unreasonably withheld; and

          (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information.

     (b) The Agent agrees to indemnify and hold harmless the Company, the MHC and the Bank, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) The Company, the MHC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC and its members, the Bank, the Company's, the MHC's or the Bank's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

     (e) In  addition  to,  and  without  limiting,  the  provisions  of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the MHC, and the Bank, jointly and severally, agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

     SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the MHC, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the MHC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the MHC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the MHC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, the MHC and the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the MHC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the

Company, the MHC and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT.

     (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New Jersey or New York authorities, (iv) if any condition specified in
Section 5 shall not have been  fulfilled  when and as required to be  fulfilled;
(v) if there shall have been such material adverse changes in the condition or prospects of the Company, the MHC or the Bank or the prospective market for the Company's Securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities;
(vi) if, in the Agent's good faith opinion, the aggregate value for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Offerings are not consummated on or prior to __________________.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 Third

Avenue, 6th Floor, New York, New York 10022, attention of General Counsel, with a copy to Thacher Proffitt & Wood, LLP; notices to the Company, the MHC and the Bank shall be directed to any of them at _________________.

     SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the MHC and the Bank and their respective successors and the controlling persons and the partners, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC and the Bank and their respective successors, and said controlling persons, partners, officers and directors and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

     SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated ______________________, by and between the Agent and the Bank, relating to the Agent's providing conversion agent services to the Company and the Bank. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

     SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

     SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

                      [The next page is the signature page]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the MHC and the Bank on the other in accordance with its terms.

                                            Very truly yours,

                                            KEARNY FINANCIAL CORP.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            KEARNY FEDERAL SAVINGS BANK


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            KEARNY MHC


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By:  Sandler O'Neill & Partners Corp.,
         the sole general partner


By:_______________________________
     Name:
     Vice President